EXHIBIT (13)



                   The Winthrop Corporation
                d/b/a Wright Investors' Service
                       10 Middle Street
                     Bridgeport, CT  06604



                                        December 20, 1989



EquiFund-Wright National Fiduciary Equity Funds
24 Federal Street
Boston, MA  02110

Gentlemen:

         Please be advised that the shares of beneficial interest, without par value, of EquiFund-Wright National Fiduciary Equity Funds as indicated below which we have purchased from you have been purchased as an investment with no present intention of redeeming or reselling such shares, and that we do not have any intention of redeeming or reselling such shares.

EquiFund United Kingdom National Fiduciary Equity Fund  10,000


                                        Very truly yours,



                                        The Winthrop Corporation, d/b/a



                                           /s/ Judith Corchard
                                         By____________________________
                                               Judith R. Corchard
                                               Executive Vice President